Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our Firm under the caption “Experts” and to the use of our report dated October 21, 2005, with respect to the balance sheet of KeyCorp Student Loan Trust 2005-A in the KeyCorp Student Loan Trust 2005-A Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S-3, No. 333-114367) and related Prospectus of KeyCorp Student Loan Trusts each dated October 21, 2005.

/s/ Ernst & Young LLP

Ernst & Young LLP

October 25, 2005